UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

THORNBURG INCOME BUILDER OPPORTUNITIES TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-2281958
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2300 North Ridgetop Road Santa Fe, NM	87506
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-241035

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of common stock, $0.001 par value per share (the “Shares”), of Thornburg Income Builder Opportunities Trust (the “Registrant”). An application for listing of the Shares has been filed with The Nasdaq Global Select Market. A description of the Shares is contained under the caption “Description of the Common Shares” in the Registrant’s Preliminary Prospectus, which is a part of a Pre-Effective Amendment No. 4 to the Registration Statement on Form N-2 (Registration Nos. 333-241035 and 811-23600), filed with the Securities and Exchange Commission on June 21, 2021. Such description is incorporated by reference herein. In addition, the above-referenced description included in any Prospectus relating to the Registration Statement with the Commission pursuant to Rule 497 under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Pursuant to the “Instructions as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THORNBURG INCOME BUILDER OPPORTUNITY TRUST

By:	/s/ Jason Brady
Name:	Jason Brady
Title:	President

Date: July 23, 2021